                                                                    Exhibit 99.3

                        CONSENT OF NOMINEE FOR DIRECTOR


Shire Pharmaceuticals Group plc
East Anton Andover
Hampshire SP10 5RG
United Kingdom

ATTN:        Dr. James Cavanaugh
             Chairman of the Board of Directors


        I hereby consent to be named in a Registration Statement on Form F-4 (including the Prospectus-Proxy Statement) as a nominee for director of Shire Pharmaceuticals Group plc (the "Company") and to all references to me in the Prospectus-Proxy Statement. This consent is being given with respect to the Company's Registration Statement on Form F-4 to be filed with the Securities and Exchange Commission and any amendments filed thereto regarding the registration of ordinary shares of the Company to be issued in connection with the merger with Roberts Pharmaceutical Corporation.

        Signed this 11th day of November, 1999.



                                        /S/ Ronald M. Nordmann
                                            ------------------
                                            Ronald M. Nordmann